Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:

Humphrey Lee	877-909-1105, lee.humphrey@principal.com	Sara Bonney	515-878-0835, bonney.sara@principal.com

Principal Financial Group Announces Second Quarter 2026 Results

Raises third quarter 2026 common stock dividend

(Des Moines, Iowa) – Principal Financial Group® (Nasdaq: PFG) announced results for second quarter 2026.

Diluted earnings per common share	2Q26	Earnings (in millions)	2Q26
Net income attributable to PFG	$1.84	Net income attributable to PFG	$403
Non-GAAP net income attributable to PFG, excluding exited business[1]	$2.44	Non-GAAP net income attributable to PFG, excluding exited business[1]	$535
Non-GAAP operating earnings[1]	$2.50	Non-GAAP operating earnings[1]	$547
Non-GAAP operating earnings excluding significant variances[2]	$2.42	Non-GAAP operating earnings excluding significant variances[2]	$529

Second Quarter 2026 Highlights

•	Non-GAAP operating earnings per diluted share, excluding significant variances[2] of $2.42 increased 17% over prior year quarter; reported non-GAAP operating earnings per diluted share increased 16%

•	Returned $427 million of capital to shareholders, including $250 million of share repurchases and $177 million of common stock dividends

•	Announced common stock dividend increase of $0.02 to $0.84 per share in the third quarter 2026; representing an 8% increase over the third quarter 2025 dividend and on a trailing twelve-month basis

•	Assets under management (AUM) of $808 billion, which is included in assets under administration (AUA) of $1.9 trillion

•	Strong financial position with $1.6 billion of excess and available capital

Deanna Strable, Chair, President and CEO of Principal®

“Our second quarter results reflect continued execution against our strategic priorities and growth across the enterprise. We strengthened our leadership in retirement, advanced our position in the small and midsized business market, and continued to leverage the scale of our global asset management platform. This execution translated into strong earnings growth, ROE expansion and disciplined capital return.

I'm proud of what our teams accomplished this quarter and encouraged by the momentum we continue to build. This, along with the commitment of our employees, gives me confidence in our ability to continue creating value for customers and shareholders.”

1 Use of non-GAAP financial measures and their reconciliations to the most directly comparable GAAP measures are included in this release. Non-GAAP operating earnings for total company is after tax.

2 The total company impacts of significant variances is after tax. See Exhibit 1 for details on the impact of 2Q 2026 and 2Q 2025 significant variances on net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

Second Quarter Enterprise Results

In millions except percentages, earnings per share, or otherwise noted

	Three Months Ended,			Trailing Twelve Months,
	2Q26	2Q25	Change	2Q26	2Q25	Change
Net income (loss) attributable to PFG	$403.4	$406.2	(1)%	$1,558.8	$1,139.7	37%
Non-GAAP net income attributable to PFG, excluding exited business	$535.0	$432.3	24%	$1,811.0	$1,504.3	20%
Non-GAAP operating earnings	$547.0	$489.3	12%	$1,964.8	$1,763.9	11%
Non-GAAP operating earnings, excluding significant variances[2]	$528.7	$468.6	13%	$2,029.4	$1,872.2	8%

Diluted earnings per common share
Net income (loss) attributable to PFG	$1.84	$1.79	3%
Non-GAAP net income attributable to PFG, excluding exited business	$2.44	$1.91	28%
Non-GAAP operating earnings	$2.50	$2.16	16%
Non-GAAP operating earnings, excluding significant variances[2]	$2.42	$2.07	17%

Assets under administration (billions)	$1,892.4	$1,737.8	9%
Assets under management (billions)	$808.0	$752.7	7%
AUM net cash flow (billions)	$(11.1)	$(2.6)	$(8.5)	$(14.4)	$(9.3)	$(5.1)

Second Quarter Segment Highlights (compared to 2Q25)

Retirement and Income Solutions

•	RIS transfer deposits of $9 billion, up 30%; operating margin[3] improved 60 bps

Principal Asset Management

•	Investment Management gross sales of $30 billion increased 2%

•	International Pension record AUM of $169 billion increased 18%, operating margin[4] improved 320 bps

Benefits and Protection

•	Specialty Benefits sales up 11%; operating margin[5] improved 300 bps

•	Life Insurance operating margin improved 280 bps

3 Operating margin for Retirement and Income Solutions = pre-tax operating earnings divided by net revenue.

4 Operating margin for International Pension = pre-tax operating earnings divided by net revenue.

5 Operating margin for Benefits and Protection = pre-tax operating earnings divided by premium and fees.

Segment Results

In millions except percentages, or otherwise noted except percentages or otherwise noted)

Retirement and Income Solutions

	Three Months Ended,			Trailing Twelve Months,
	2Q26	2Q25	Change	2Q26	2Q25	Change
Pre-tax operating earnings[6]	$323.3	$292.1	11%	$1,235.2	$1,102.0	12%
Net revenue[7]	$779.0	$713.9	9%	$3,035.6	$2,846.7	7%
Operating margin	41.5%	40.9%		40.7%	38.7%

•	Pre-tax operating earnings increased $31.2 million primarily due to higher net revenue and margin expansion.

•	Net revenue increased $65.1 million due to favorable market performance and growth in the business.

Investment Management

	Three Months Ended,			Trailing Twelve Months,
	2Q26	2Q25	Change	2Q26	2Q25	Change
Pre-tax operating earnings	$159.4	$157.9	1%	$624.7	$597.2	5%
Operating revenues less pass-through expenses[8]	$431.6	$429.0	1%	$1,743.4	$1,708.5	2%
Operating margin[9]	37.5%	37.5%		36.5%	35.8%
Assets under management (billions)	$601.9	$579.6	4%

•	Pre-tax operating earnings increased $1.5 million with stable margins.

•	Operating revenues less pass-through expenses increased $2.6 million primarily due to higher management fees, resulting from higher AUM, partially offset by lower performance fees.

6 Pre-tax operating earnings = operating earnings before income taxes and after noncontrolling interest.

7 Net revenue = operating revenues less: benefits, claims and settlement expenses, liability for future policy benefits remeasurement (gain) loss, market risk benefit remeasurement (gain) loss, and dividends to policyholders.

8 The company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures at the end of the release. The company has determined this measure is more representative of underlying operating revenues growth for Investment Management as it removes commissions and other expenses that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings.

9 Operating margin for Investment Management = pre-tax operating earnings adjusted for noncontrolling interest divided by operating revenues less pass-through expenses.

International Pension

	Three Months Ended,			Trailing Twelve Months,
	2Q26	2Q25	Change	2Q26	2Q25	Change
Pre-tax operating earnings	$97.0	$78.5	24%	$346.5	$311.5	11%
Net revenue	$184.8	$159.2	16%	$694.1	$638.1	9%
Operating margin	52.5%	49.3%		49.9%	48.8%
Assets under management (billions)	$168.5	$143.4	18%

•	Pre-tax operating earnings increased $18.5 million due to higher net revenue.

•	Net revenue increased $25.6 million primarily due to more favorable encaje returns and foreign currency tailwinds.

Specialty Benefits

	Three Months Ended,			Trailing Twelve Months,
	2Q26	2Q25	Change	2Q26	2Q25	Change
Pre-tax operating earnings	$158.9	$127.6	25%	$593.3	$482.7	23%
Premium and fees	$873.3	$840.2	4%	$3,425.7	$3,314.1	3%
Operating margin	18.2%	15.2%		17.3%	14.6%
Incurred loss ratio	57.4%	60.2%		57.5%	60.0%

•	Pre-tax operating earnings increased $31.3 million primarily due to more favorable underwriting and premium growth.

•	Premium and fees increased $33.1 million driven by growth in the business.

•	Incurred loss ratio improved to 57.4% and was below targeted range with improved results across all products.

Life Insurance

	Three Months Ended,			Trailing Twelve Months,
	2Q26	2Q25	Change	2Q26	2Q25	Change
Pre-tax operating earnings	$25.2	$20.0	26%	$16.9	$3.5	383%
Premium and fees	$224.1	$238.0	(6)%	$947.8	$939.6	1%
Operating margin	11.2%	8.4%		1.8%	0.4%

•	Pre-tax operating earnings increased $5.2 million driven by improved mortality experience.

•	Premium and fees decreased $13.9 million primarily due to movement of a subsidiary supporting enterprise distribution to Corporate.

Corporate

	Three Months Ended,			Trailing Twelve Months,
	2Q26	2Q25	Change	2Q26	2Q25	Change
Pre-tax operating losses	$(95.0)	$(81.2)	(17)%	$(411.5)	$(370.1)	(11)%

•	Pre-tax operating losses increased $13.8 million due to timing of expenses.

Common Stock Dividend

•	Announced a third quarter cash dividend of $0.84 per share to holders of common shares. This represents a 2- cent increase over second quarter of 2026 and an 8% increase over the prior year quarter.
•	The third quarter dividend will be payable on September 25, 2026, to shareholders of record as of September 3, 2026.

Exhibit 1

Principal Financial Group

Impact of Significant Variances10 on Net Income Attributable to PFG; Non-GAAP Net Income Attributable to PFG, Excluding Exited Business; and Non-GAAP Operating Earnings

In millions except per share data

	Three Months Ended,		Trailing Twelve Months,
	2Q26	2Q25	2Q26	2Q25
Net income (loss) attributable to PFG	$18.3	$20.7	$(70.9)	$(125.2)
(Income) loss from exited business	-	-	6.1	20.6
Non-GAAP net income (loss) attributable to PFG, excluding exited business	18.3	20.7	(64.8)	(104.6)
Net realized capital (gains) losses, as adjusted	-	-	0.2	(3.7)
Non-GAAP operating earnings	18.3	20.7	(64.6)	(108.3)
Income taxes	3.6	3.4	(12.9)	(23.9)
Non-GAAP pre-tax operating earnings	$21.9	$24.1	$(77.5)	$(132.2)

Per diluted share:
Net income (loss) attributable to PFG	$0.08	$0.09
(Income) loss from exited business	-	-
Non-GAAP net income (loss) attributable to PFG, excluding exited business	0.08	0.09
Net realized capital (gains) losses, as adjusted	-	-
Non-GAAP operating earnings	$0.08	$0.09
Weighted average diluted common shares outstanding	218.7	226.5

Segment pre-tax operating earnings (losses):
Retirement and Income Solutions	$2.0	$(4.1)	$(25.0)	$(87.3)

Investment Management	-	4.8	-	4.8
International Pension	18.7	7.8	49.6	33.2
Principal Asset Management	18.7	12.6	49.6	38.0

Specialty Benefits	(3.0)	2.1	(1.7)	(10.8)
Life Insurance	(4.2)	(2.8)	(110.4)	(89.7)
Benefits and Protection	(7.2)	(0.7)	(112.1)	(100.5)

Corporate	8.4	16.3	10.0	17.6
Total segment pre-tax operating earnings (losses)	$21.9	$24.1	$(77.5)	$(132.2)

Income statement line item details of significant variances are available in our earnings conference call presentation on our website.

10 Significant variances (SVs) in 2Q26 include 1) lower than expected variable investment income in International Pension, Specialty Benefits, and Life Insurance, partially offset by higher than expected variable investment income in RIS and Corporate; 2) higher than expected encaje performance partially offset by lower than expected Latin American inflation in International Pension. SVs in 2Q25 include 1) lower than expected variable investment income in RIS, Specialty Benefits, and Life Insurance, partially offset by higher than expected variable investment income in Corporate; 2) impact of higher than expected encaje performance, partially offset by Latin American inflation in International Pension; 3) impact from a one-time expense accrual release in RIS, Investment Management, Specialty Benefits, Life Insurance and Corporate. SVs on a trailing twelve months in 2Q26 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, and Life Insurance, partially offset by higher than expected variable investment income in Corporate; 2) impacts of 2025 actuarial assumption review; 3) higher than expected encaje performance and Latin American inflation in International Pension. SVs on a trailing twelve months in 2Q25 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, and Life Insurance, partially offset by higher than expected variable investment income in Corporate; 2) impacts of 2024 actuarial assumption review; 3) higher than expected encaje performance and Latin American inflation in International Pension; 4) impact from a one-time expense accrual release in RIS, Investment Management, Specialty Benefits, Life Insurance, and Corporate; 5) impact of GAAP-only regulatory closed block adjustment in Life Insurance; 6) impact of model refinement in Specialty Benefits.

Earnings Conference Call

On Tuesday, Jul. 28, 2026, at 10:00 a.m. (ET), Chair, President and Chief Executive Officer Deanna Strable and Executive Vice President and Chief Financial Officer Joel Pitz will lead a discussion of results during a live conference call, which can be accessed as follows:

•	Via live Internet webcast. Please go to investors.principal.com at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.
•	Analysts who will be asking questions will be sent a dial in number and authorization code in advance of the call.
•	Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at investors.principal.com.

The company’s financial supplement and slide presentation is currently available at investors.principal.com, and may be referred to during the call.

Forward Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to share repurchases and planned dividends, the realization of our growth and business strategies and results from ongoing operations. Forward-looking statements are made based upon our current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from the results anticipated in the forward-looking statements. We describe risks, uncertainties and factors that could cause or contribute to such material differences in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Note Concerning Forward-Looking Statements” sections in our annual report on Form 10-K for the year ended Dec. 31, 2025, as updated or supplemented from time to time in subsequent filings. We assume no obligation to update any forward-looking statement for any reason, which speaks as of its date.

Use of Non-GAAP Financial Measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts.

About Principal®11

Principal Financial Group® (Nasdaq: PFG) is a global financial company with over 19,000 employees12 passionate about improving the wealth and well-being of people and businesses. In business for 147 years, we’re helping 83 million customers12 plan, insure, invest, and retire, while working to support the communities where we do business, and building an inclusive workforce. Principal® is proud to be recognized as one of the 2026 World’s Most Ethical Companies13 and named as a “Best Place to Work in Money Management14.” Learn more about Principal and our commitment to building a better future at principal.com.

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Summary of Principal Financial Group® and Segment Results

Principal Financial Group, Inc. Results	(in millions)
	Three Months Ended,		Trailing Twelve Months,
	2Q26	2Q25	2Q26	2Q25
Net income (loss) attributable to PFG*	$403.4	$406.2	$1,558.8	$1,139.7
(Income) loss from exited business	131.6	26.1	252.2	364.6
Non-GAAP net income (loss) attributable to PFG excluding exited business	$535.0	$432.3	$1,811.0	$1,504.3
Net realized capital (gains) losses, as adjusted	12.0	57.0	153.8	259.6
Non-GAAP Operating Earnings*	$547.0	$489.3	$1,964.8	$1,763.9
Income taxes	121.8	105.6	440.3	362.8
Non-GAAP Pre-Tax Operating Earnings	$668.8	$594.9	$2,405.1	$2,126.7

Segment Pre-Tax Operating Earnings (Losses):
Retirement and Income Solutions	$323.3	$292.1	$1,235.2	$1,102.0
Principal Asset Management	256.4	236.4	971.2	908.6
Benefits and Protection	184.1	147.6	610.2	486.2
Corporate	(95.0)	(81.2)	(411.5)	(370.1)
Total Segment Pre-Tax Operating Earnings	$668.8	$594.9	$2,405.1	$2,126.7

11 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

12 As of June 30, 2026

13 Ethisphere, 2026

14 Pensions & Investments, 2025

	Per Diluted Share
	Three Months Ended,		Six Months Ended,
	2Q26	2Q245	2Q26	2Q25
Net income (loss) attributable to PFG	$1.84	$1.79	$3.77	$2.00
(Income) loss from exited business	0.60	0.12	0.13	1.21
Non-GAAP net income (loss) excluding exited business	$2.44	$1.91	$3.90	$3.21
Net realized capital (gains) losses, as adjusted	0.06	0.25	0.67	0.76
Non-GAAP Operating Earnings	$2.50	$2.16	$4.57	$3.97
Impact of significant variances[15]	(0.08)	(0.09)	0.02	0.02
Non-GAAP Operating Earnings, excluding significant variances	$2.42	$2.07	$4.59	$3.99
Weighted-average diluted common shares outstanding (in millions)	218.7	226.5	219.5	227.6

*U.S. GAAP (GAAP) net income attributable to PFG versus non-GAAP operating earnings

Management uses non-GAAP operating earnings, which is a financial measure that excludes the effect of net realized capital gains and losses, as adjusted, income (loss) from exited business and other after-tax adjustments the company believes are not indicative of overall operating trends, for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of non-GAAP operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Selected Balance Sheet Statistics

	Period Ended,
	2Q26	4Q25
Total assets (in billions)	$352.8	$341.4
Stockholders’ equity (in millions)	$12,177.8	$11,917.0
Stockholders’ equity available to common stockholders (in millions)	$12,142.8	$11,883.9
Stockholders’ equity, excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment, available to common stockholders (in millions)	$12,531.8	$12,445.5
End of period common shares outstanding (in millions)	214.6	217.4
Book value per common share	$56.58	$54.66
Book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$58.40	$57.25

15 See Exhibit 1 for details on the impact of 2Q 2026 and 2Q 2025 significant variances on net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions, except as indicated)

	Period Ended,
	2Q26	4Q25
Stockholders’ Equity, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment, Available to Common Stockholders:
Stockholders’ equity	$12,177.8	$11,917.0
Noncontrolling interest	(35.0)	(33.1)
Stockholders’ equity available to common stockholders	12,142.8	11,883.9
Cumulative change in fair value of funds withheld embedded derivative	(2,137.9)	(2,080.2)
AOCI, other than foreign currency translation adjustment	2,526.9	2,641.8
Stockholders’ equity, excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment, available to common stockholders	$12,531.8	$12,445.5

Book Value Per Common Share, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment:
Book value per common share	$56.58	$54.66
Cumulative change in fair value of funds withheld embedded derivative and AOCI, other than foreign currency translation adjustment	1.82	2.59
Book value per common share, excluding change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$58.40	$57.25

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	2Q26	2Q25	2Q26	2Q25
Income Taxes:
Total GAAP income taxes (benefit)	$66.0	$69.6	$259.8	$145.1
Net realized capital gains (losses) tax adjustments	3.6	13.4	36.1	49.9
Exited business tax adjustments	34.9	7.0	67.1	93.1
Income taxes related to equity method investments and noncontrolling interest	17.3	15.6	77.3	74.7
Income taxes	$121.8	$105.6	$ 440.3	$362.8

Net Realized Capital Gains (Losses):
GAAP net realized capital gains (losses)	$109.7	$5.4	$ 127.0	$(122.9)

Market value adjustments to fee revenues	-	-	0.1	(0.1)
Net realized capital gains (losses) related to equity method investments	(1.6)	(0.2)	0.2	1.0
Derivative and hedging-related revenue adjustments	(66.1)	(37.3)	(144.4)	(39.6)
Certain variable annuity fees	17.3	16.6	68.8	68.7
Certain real estate-related depreciation and amortization	(16.1)	-	(31.0)	-
Sponsored investment funds and other adjustments	13.1	8.2	48.8	32.4
Capital gains distributed – operating expenses	(31.5)	(8.0)	(62.9)	(37.7)
Amortization of actuarial balances	(6.4)	(3.1)	(21.8)	(6.5)
Derivative and hedging-related expense adjustments	2.8	4.4	(1.1)	1.6
Market value adjustments of embedded derivatives	6.7	4.3	(19.7)	(32.3)
Market value adjustments of market risk benefits	4.6	(23.5)	(75.9)	(106.5)
Capital gains distributed – cost of interest credited	(21.8)	(11.5)	(38.6)	(21.4)
Net realized capital gains (losses) tax adjustments	3.6	13.4	36.1	49.9
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(26.3)	(25.7)	(39.4)	(46.2)
Total net realized capital gains (losses) after-tax adjustments	(121.7)	(62.4)	(280.8)	(136.7)

Net realized capital gains (losses), as adjusted	$(12.0)	$(57.0)	$(153.8)	$(259.6)

Income (Loss) from Exited Business:
Pre-tax impacts of exited business:
Amortization of reinsurance gains (losses)	$(18.5)	$(20.4)	$(75.5)	$(208.8)
Other impacts of reinsured business	(35.5)	(36.7)	(137.9)	(129.9)
Net realized capital gains (losses) on funds withheld assets	(8.1)	3.7	12.8	52.9
Change in fair value of funds withheld embedded derivative	(104.4)	20.3	(118.7)	(171.9)
Tax impacts of exited business	34.9	7.0	67.1	93.1
Total income (loss) from exited business	$(131.6)	$(26.1)	$(252.2)	$(364.6)

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	2Q26	2Q25	2Q26	2Q25
Investment Management Operating Revenues Less Pass-Through Expenses:
Operating revenues	$472.3	$467.2	$1,905.0	$1,861.9
Commissions and other expenses	(40.7)	(38.2)	(161.6)	(153.4)
Operating revenues less pass-through expenses	$431.6	$429.0	$1,743.4	$1,708.5